Exhibit 10.1

INTERNATIONAL GOLD RESOURCES, INC.
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of January 1, 2008 (the “Effective Date”), by and between International Gold Resources, Inc., a Delaware corporation (the “Company”), and Robert L. Dumont (the “Executive”).

WHEREAS, the Company desires to employ the Executive as its President and Chief Executive Officer (“CEO”) and the Executive desires to accept such employment, on the terms set forth below.

Accordingly, the parties hereto agree as follows:

1 1.

Term.  The Company hereby employs the Executive, and the Executive hereby accepts such employment for an initial term commencing as of the date hereof and ending December 31, 2010, unless sooner terminated in accordance with the provisions of Section 4 or Section 5 (the period during which the Executive is employed hereunder being hereinafter referred to as the “Term”).  If either the Company or the Executive does not wish to renew this Agreement when it expires at the end of the initial or any renewal term hereof as hereinafter provided, it or he shall give written notice in accordance with Section 10.4 below of such intent to the other party at least sixty (60) days prior to the expiration date.  In the absence of such notice, this Agreement shall be renewed on the same terms and conditions contained herein for a term of one (1) year from the date of expiration. The parties expressly agree that designation of a term and renewal provisions in this Agreement does not in any way limit the right of the parties to terminate this Agreement at any time as hereinafter provided. Reference herein to the term of this Agreement shall refer both to the initial term and any successive term as the context requires.

2 2.

Duties.  The Executive, in his capacity as President and CEO, shall faithfully perform for the Company the duties of said office and shall perform such other duties of an executive, managerial, or administrative nature as shall be specified and designated from time to time by the Company’s board of directors (the “Board”) (including the performance of services for, and serving on the Board of Directors of, any subsidiary or affiliate of the Company without any additional compensation).  The Executive shall devote substantially all of the Executive’s business time and effort to the performance of the Executive’s duties hereunder, provided that in no event shall this sentence prohibit the Executive from performing personal and charitable activities and any other activities approved by the Board, so long as such activities do not materially and adversely interfere with the Executive’s duties for the Company.

3 3.

Compensation.

3.1

Salary.  The Company shall pay the Executive during the Term an Annual Salary at the rate of two hundred fifty thousand dollars ($250,000) per annum (the “Annual Salary”), payable semi-monthly, and subject to regular deductions and withholdings as required by law.  The Annual Salary may be increased annually by an amount as may be approved by the Board, and, upon such increase, the increased amount shall thereafter be deemed to be the Annual Salary for purposes of this Agreement.

3.2

Monetary-Based Awards.  The Executive may from time to time be eligible for an annual bonus at the discretion of the Board.

3.3

Equity-Based Awards.  On the Effective Date, the Company shall issue the Executive five (5) year cashless stock purchase warrants to purchase five million (5,000,000) shares of the Company’s common stock, .00002 par value per share (the “Common Stock”), at an exercise price per share equal to the closing price of the stock on December 31, 2007 that shall vest as follows:  one million (1,000,000) shares shall vest on the Effective Date, one million five hundred thousand (1,500,000) shares shall vest on the first (1st) anniversary of the Effective Date, one million five hundred thousand (1,500,000) shares shall vest on the second (2nd) anniversary of the Effective Date, and one million (1,000,000) shares shall vest on the third (3rd) anniversary of  the Effective Date.  The Executive may be awarded such additional shares of Common Stock, warrants for Common Stock, or other equity or equity-linked instrument at the discretion of the Board.

3.4

Vacation.  During the Term, the Executive shall be entitled to vacation of twenty (20) working days per year.

3.5

Expenses.  The Company shall pay or reimburse the Executive for all ordinary, reasonable, and documented out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by the Executive during the Term in the performance of the Executive’s services under this Agreement, provided that the Executive submits such expenses in accordance with the policies applicable to senior executives of the Company generally.

4.

Termination Due to Death or Disability.

4.1

Death.

In the event of the Executive’s death which results in the termination of the Executive’s employment, the Term will terminate, all obligations of the Company and the Executive under Sections 1 through 3 will immediately cease except for obligations which expressly continue after death, and the Company will pay the Executive’s beneficiary or estate, and the Executive’s beneficiary or estate will be entitled to receive, the following:

(i)

The Executive’s Compensation Accrued at Termination (as defined in Section 6.3); and

(ii)

All rights under any compensatory plan shall be governed by such plan.

4.2

Disability

  The Company may terminate the employment of the Executive hereunder due to the Disability (as defined in Section 6.4) of the Executive.  Upon termination of employment, the Term will terminate, all obligations of the Company and the Executive under Sections 1 through 3 will immediately cease except for obligations which expressly continue after termination of employment due to Disability, and the Company will pay the Executive, and the Executive will be entitled to receive, the following:

(i)

The Executive’s Compensation Accrued at Termination;

(ii)

All rights under any compensatory shall be governed by such plan.

4.3

Other Terms of Payment Following Death or Disability

  Subject to Section 5.6, amounts payable under this Section 4 following the Executive’s termination of employment will be paid as promptly as practicable after such termination of employment, and, in any event, within three (3) months after the end of the year in which employment terminates.

5.

Termination of Employment For Reasons Other Than Death or Disability.

5.1

Termination by the Company for Cause

  The Company may terminate the employment of the Executive hereunder for Cause (as defined in Section 6.1) at any time.  At the time the Executive’s employment is terminated for Cause, the Term will terminate, all obligations of the Company and the Executive under Sections 1 through 3 will immediately cease, and the Company will pay the Executive, and the Executive will be entitled to receive, the following:

(i)

The Executive’s Compensation Accrued at Termination; and

(ii)

All rights under any compensatory plan shall be governed by such plan.

5.2

Termination by the Executive Other Than For Good Reason

  The Executive may terminate his employment hereunder voluntarily for reasons other than Good Reason (as defined in Section 6.5) at any time upon at least thirty (30) days’ written notice to the Company.  An election by the Executive not to extend the Term pursuant to Section 1 hereof shall be deemed to be a termination of employment by the Executive for reasons other than Good Reason at the date of expiration of the Term.   At the time the Executive’s employment is terminated by the Executive other than for Good Reason, the Term will terminate, all obligations of the Company and the Executive under Sections 1 through 3 will immediately cease, and the Company will pay the Executive, and the Executive will be entitled to the same compensation and rights specified in Section 5.1.

5.3

Termination by the Company Without Cause

  The Company may terminate the employment of the Executive hereunder without Cause upon at least (thirty) 30 days’ written notice to the Executive.  An election by the Company not to extend the Term pursuant to Section 1 hereof shall be deemed to be a termination of employment by the Company Without Cause at the date of expiration of the Term.  At the time the Executive’s employment is terminated by the Company (i.e., at the expiration of such notice period), the Term will terminate, all remaining obligations of the Company and the Executive under Sections 1 through 3 will immediately cease (except as expressly provided below), and the Company will pay the Executive, and the Executive will be entitled to receive, the Executive’s Annual Salary through the end of the Term.  Payments under this Section 5.3 are subject to Section 5.6.

5.4

Termination by the Executive for Good Reason

  The Executive may terminate his employment hereunder for Good Reason upon 30 days’ written notice to the Company which notice must be given within (thirty) 30 days of the occurrence of the condition that is the basis for such Good Reason; provided, however, that, if the basis for such Good Reason is correctible and the Company has corrected the basis for such Good Reason within (thirty) 30 days after receipt of such notice, the Executive may not then terminate his employment for Good Reason with respect to the matters addressed in the written notice, and therefore the Executive’s notice of termination will automatically become null and void.  At the time the Executive’s employment is terminated by the Executive for Good Reason (i.e., at the expiration of such notice period), the Term will terminate, all obligations of the Company and the Executive under Sections 1 through 3 will immediately cease (except as expressly provided below), and the Company will pay the Executive, and the Executive will be entitled to receive, the same compensation and rights specified in Section 5.3.

If a reduction in the Annual Salary was the basis for the Executive’s termination for Good Reason, then the Annual Salary in effect before such reduction shall be used to calculate the payments under this Section 5.4.

5.5

Other Terms Relating to Certain Terminations of Employment

  Except as otherwise provided under Section 5.6, amounts payable under this Section 5 following the Executive’s termination of employment will be paid as promptly as practicable after such termination of employment and, in any event, within three (3) months after the end of the year in which employment terminates.

5.6

Limitations Under Code Section 409A

  Anything in this Agreement to the contrary notwithstanding, if (i) on the date of termination of the Executive's employment with the Company or a Subsidiary, any of the Company’s stock is publicly traded on an established securities market or otherwise (within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code, as amended (the “Code”)), (ii) if the Executive is determined to be a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code, (iii) the payments exceed the amounts permitted to be paid pursuant to Treasury Regulations section 1.409A-1(b)(9)(iii) and (iv) such delay is required to avoid the imposition of the tax set forth in Section 409A(a)(1) of the Code as a result of such termination, the Executive would receive any payment that, absent the application of this Section 5.6, would be subject to interest and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(2)(B)(i) of the Code, then no such payment shall be payable prior to the date that is the earliest of (1) six (6) months after the Executive's termination date, (2) the Executive's death or (3) such other date as will cause such payment not to be subject to such interest and additional tax (with a catch-up payment equal to the sum of all amounts that have been delayed to be made as of the date of the initial payment).

It is the intention of the parties that payments or benefits payable under this Agreement not be subject to the additional tax imposed pursuant to Section 409A of the Code.  To the extent such potential payments or benefits could become subject to such Section, the parties shall cooperate to amend this Agreement with the goal of giving the Executive the economic benefits described herein in a manner that does not result in such tax being imposed.

5.7

Obligations of the Company upon Change in Control.

  Within ninety (90) days of the consummation of a Change in Control, the Company shall make a lump sum cash payment to the Executive equal to the Annual Salary due through the end of the Term.  Anything in this Agreement not withstanding, if the Executive receives any compensation pursuant to this Section 5.7, the Executive shall not be entitled to receive compensation pursuant to Sections 5.3 and 5.4 hereof.

6.

Definitions Relating to Termination Events and Change of Control.

6.1

“Cause”

  For purposes of this Agreement, “Cause” shall mean the Executive’s:

(i)

gross negligence relating to the Executive’s employment with the Company or its subsidiaries or affiliates;

(ii)

theft, fraud, embezzlement, misappropriation, or dishonesty relating to the Executive’s employment with the Company or its subsidiaries or affiliates;

(iii)

conviction of a felony or of any crime punishable by a prison term in excess of one (1) year;

(iv)

drunkenness, moral turpitude, or unethical business conduct relating to your employment with the Company; or

(v)

failure to reasonably correct or cease, within fifteen (15) days of written notice from any of our executive officers or the Board, any (1) insubordination, (2) failure to follow standard policies or procedures, (3) failure to comply with any reasonable and lawful instruction of any of our executive officers or the Board, or (4) willful and continued failure to substantially perform the Executive’s duties hereunder (other than such failure resulting from the Executive’s incapacity due to physical or mental illness).

No act, or failure to act, on the part of the Executive shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.  Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of the resolution duly adopted by the affirmative vote of not less than a majority of the independent members of the Board at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in this definition and specifying the particulars thereof in detail.

6.2

“Change in Control”

  For purposes of this Agreement, a “Change in Control” means the following:

(i)

The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:  (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 6.2; or

(ii)

Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)

Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

6.3

“Compensation Accrued at Termination”

  For purposes of this Agreement, “Compensation Accrued at Termination” means the following:

(i)

The unpaid portion of the Annual Salary at the rate payable, in accordance with Section 3.1 hereof, at the date of the Executive’s termination of employment, pro-rated through such date of termination, payable in accordance with the Company’s regular pay schedule;

(ii)

Except as otherwise provided in this Agreement, all earned and unpaid and/or vested, nonforfeitable amounts owing or accrued at the date of the Executive’s termination of employment under any compensation plans and arrangements set forth or referred to in Sections 3.2-3.4 hereof in which the Executive theretofore participated, payable in accordance with the terms and conditions of the plans and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted or accrued; and

(iii)

Reasonable business expenses and disbursements incurred by the Executive prior to the Executive’s termination of employment, to be reimbursed to the Executive, as authorized under Section 3.6, in accordance the Company’s reimbursement policies as in effect at the date of such termination.

6.4

“Disability”

  For purposes of this Agreement, “Disability” means the Executive is unable due to a physical or mental condition to perform the essential functions of his position with or without reasonable accommodation for six (6) months in the aggregate during any twelve (12) month period or based on the written certification by three (3) licensed physicians of the likely continuation of such condition for such period.  This definition shall be interpreted and applied consistent with the Americans with Disabilities Act, the Family and Medical Leave Act, Section 409A of the Code, and other applicable law.

6.5

“Good Reason”

  For purposes of this Agreement, “Good Reason” shall mean, without the Executive’s express written consent, the occurrence of any of the following circumstances unless, if correctable, such circumstances are fully corrected within thirty (30) days of the notice of termination given in respect thereof:

(i)

The assignment to the Executive of duties materially inconsistent with the Executive’s position and status hereunder, or an alteration, materially adverse to the Executive, in the nature of the Executive’s duties, responsibilities, and authorities, the Executive’s positions or the conditions of the Executive’s employment from those specified in Section 2 or otherwise hereunder (other than inadvertent actions which are promptly remedied); except the foregoing shall not constitute Good Reason if occurring in connection with the termination of the Executive’s employment for Cause, Disability, as a result of the Executive’s death, or as a result of action by or with the consent of the Executive;

(ii)

a material reduction by the Company in the Executive’s Annual Salary;

(iii)

the failure of the Company to obtain a satisfactory agreement from any successor to the Company to fully assume the Company’s obligations and to perform under this Agreement; or

(vi)

any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision, of this Agreement.

7.

 Excise Tax-Related Provisions  In the event the Executive becomes entitled to any amounts or benefits payable in connection with a Change in Control or other change in control (whether or not such amounts are payable pursuant to this Agreement) (the “Severance Payments”), if any of such Severance Payments are subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (or any similar federal, state or local tax that may hereafter be imposed), the Company shall pay to the Executive at the time specified in Section 7(iii) hereof an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state, and local income tax and Excise Tax upon the payment provided for by Section 7(i), shall be equal to the Total Payments; provided, however that in the event the aggregate value of the Total Payments exceeds three (3) times the Executive’s “base amount,” as defined in Section 280G(b)(3) of the Code, (the “Parachute Threshold”) by less than 10%, one or more of the Total Payments shall be reduced so that the aggregate value of the Total Payments is $1.00 less than the Parachute Threshold. Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Total Payments by first reducing or eliminating the portion of the Total Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Change in Control. Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement, or agreement governing the Executive’s rights and entitlements to any benefits or compensation.  For the avoidance of doubt, in no event shall the Company be required to pay to the Executive any amount under this Section 7 with respect to any taxes or interest that may arise as a result of Section 409A of the Code.

(i)

For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax:

(A)

any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive’s termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (which, together with the Severance Payments, constitute the “Total Payments”) shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of nationally-recognized tax counsel or compensation consultant the selection of which was approved under Section 7(iv) such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

(B)

the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (x) the total amount of the Total Payments and (y) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying Section 7(i)(A) hereof); and

(C)

the value of any non-cash benefits or any deferred payments or benefit shall be determined by a nationally-recognized accounting or consulting firm the selection of which was approved under Section 7(iv) in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

(ii)

For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the date of termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.  In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive’s employment, the Executive shall repay to the Company within ten days after the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax and/or federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.  In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive’s employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess within ten (10) days after the time that the amount of such excess is finally determined.

(iii)

The payments provided for in this Section 7 shall be made not later than the thirtieth (30th) day following the date of the Executive’s termination of employment; provided, however, that if the amount of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the sixtieth (60th) day after the date of the Executive’s termination of employment.  In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifteenth (15th) day after the demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

(iv)

All determinations under this Section 7 shall be made at the expense of the Company by a nationally recognized public accounting or consulting firm selected by the Company and subject to the approval of the Executive, which approval shall not be unreasonably withheld.  Such determination shall be binding upon the Executive and the Company.

8.

Non-Competition, Non-Solicitation, and Non-Disclosure; the Executive’s Cooperation; Non-Disparagement.

8.1

Non-Competition and Non-Solicitation:

(i)

During the term of the Executive’s employment with the Company or any affiliate of the Company and for one (1) year thereafter, the Executive shall not, either directly or indirectly, and will not permit any business, association, trust, corporation, partnership, limited liability company, proprietorship, or other entity that is controlled by the Executive to, either directly or indirectly, (a) participate in, assist, aid, or advise in any way, any competitive business or enterprise that competes with the Company’s business of early stage mineral exploration and development (the “Business”), or (b) do any of the following:  (1) cause or attempt to cause any employee, agent, or contractor of the Company or any affiliate of the Company to terminate his or her employment, agency, or contractor relationship with the Company or affiliate; (2) interfere or attempt to interfere with the relationship between the Company and any employee, agent, or contractor; or hire or attempt to hire any employee, agent, or contractor of the Company or any affiliate of the Company; (3) solicit business for any competitive services from any customer or client served by the Company at any point during the Executive’s employment with the Company, or solicit business from or hire any person or entity that was, during the Executive’s employment with the Company, solicited or identified as a business prospect by the Executive or any other Company employee, agent, or consultant; or (4) interfere or attempt to interfere with any transaction, agreement, prospective agreement, business opportunity, or business relationship in which the Company or any affiliate of the Company was involved at any point during the Executive’s employment with the Company.

(ii)

Notwithstanding the provisions of Section 8.1(i) above, (a) the Executive’s ownership of less than a five percent (5%) ownership interest in another competing business entity (where such ownership does not constitute control and where the Executive does not act as a director, officer, consultant, or otherwise provide services to such entity), (b) the Executive’s service on the board of directors of any charitable, non-profit, or educational institution without compensation (other than reimbursement for reasonable and documented out-of-pocket expenses) or on the board of directors of any entity that is not in direct competition with the Company in the Business, or (c) managing the Executive’s personal investments and affairs and the personal investment and affairs of any of his family members so long as such investments are not in a business or assets that compete with the Company or its affiliates, shall not be prohibited hereby.

8.2

Non-Disclosure; Ownership of Work

  The Executive shall not, at any time during the Term and for a period of no less than five (5) years thereafter (including following the Executive’s termination of employment for any reason), disclose, use, transfer, or sell, except in the course of employment with or other service to the Company, any proprietary information, secrets, organizational or employee information, or other confidential information belonging or relating to the Company and its affiliates and customers so long as such information has not otherwise been disclosed through no wrongdoing of the Executive or an individual under a similar restriction or is not otherwise in the public domain, except as required by law or pursuant to legal process.  In addition, upon termination of employment for any reason, the Executive will return to the Company or its affiliates all documents and other media containing information belonging or relating to the Company or its affiliates.  The Executive will promptly disclose in writing to the Company all inventions, discoveries, developments, improvements and innovations (collectively referred to as “Inventions”) that the Executive has conceived or made during the Term; provided, however, that in this context “Inventions” are limited to those which (i) relate in any manner to the existing or contemplated business activities of the Company and its affiliates; (ii) are suggested by or result from the Executive’s work at the Company; or (iii) result from the use of the time, materials or facilities of the Company and its affiliates.  All Inventions will be the Company’s property rather than the Executive’s.  Should the Company request it, the Executive agrees to sign any document that the Company may reasonably require to establish ownership in any Invention.

8.3

Cooperation With Regard to Litigation

  The Executive agrees to cooperate with the Company, during the Term and thereafter (including following the Executive’s termination of employment for any reason), by making himself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate of the Company, as may be reasonably requested and after taking into account the Executive’s post-termination responsibilities and obligations.  The Company agrees to reimburse the Executive, on an after-tax basis, for all reasonable expenses actually incurred in connection with his provision of testimony or assistance.

8.4

Non-Disparagement

  The Executive shall not, at any time during the Term and thereafter make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the Company, its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, nor shall members of the Board of Directors or the Executive’s successor in office make any such statements or representations regarding the Executive.  Notwithstanding the foregoing, nothing in this Agreement shall preclude the Executive or his successor or members of the Board of Directors from making truthful statements that are required by applicable law, regulation, or legal process.

8.5

Release of Employment Claims

  The Executive agrees, as a condition to receipt of any termination payments and benefits provided for in Sections 4 and 5 herein (other than Compensation Accrued at Termination) (the “Termination Benefits”), that he will execute a general release in substantially the form attached hereto as Exhibit A.

8.6

Forfeiture of Outstanding Warrants and Other Equity Awards.  The provisions of Sections 4 and 5 notwithstanding, if the Executive fails to comply with the restrictive covenants under Sections 8.1 – 8.5, all warrants to purchase Common Stock and other equity awards granted by the Company at and after the Effective Date and then held by the Executive or a transferee of the Executive shall be immediately forfeited and thereupon such warrants and equity awards shall be cancelled.  Notwithstanding the foregoing, the Executive shall not forfeit any warrant or equity award unless and until there shall have been delivered to him, within six (6) months after the Board (i) had knowledge of conduct or an event allegedly constituting grounds for such forfeiture and (ii) had reason to believe that such conduct or event could be grounds for such forfeiture, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board (excluding the Executive) at a meeting of the Board called and held for such purpose (after giving the Executive reasonable notice specifying the nature of the grounds for such forfeiture and not less than thirty (30) days to correct the acts or omissions complained of, if correctable, and affording the Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive has engaged in conduct set forth in this Section 8.6 that constitutes grounds for forfeiture of the Executive’s warrants and equity awards; provided, however, that if any warrant is exercised or equity award is settled after delivery of such notice and the Board subsequently makes the determination described in this sentence, the Executive shall be required to pay to the Company an amount equal to the difference between the aggregate value of the shares acquired upon such exercise of the option at the date of the Board determination and the aggregate exercise price paid by the Executive and an amount equal to the fair market value of the shares delivered in settlement of the equity award at the date of such determination (net of any cash payment for the shares by the Executive).  Any such forfeiture shall apply to such warrants or equity awards notwithstanding any term or provision of any warrant or equity award agreement.  In addition, warrants and equity awards granted to the Executive on or after the Effective Date, and gains resulting from the exercise of such warrants and settlement of such equity awards, shall be subject to forfeiture in accordance with the Company’s standard policies relating to such forfeitures and clawbacks, as such policies are in effect at the time of grant of such warrants or equity awards.

8.7

Survival

  The provisions of this Section 8 shall survive the termination of the Term and any termination or expiration of this Agreement.

8.8

Remedies.  The Executive agrees that any breach of the terms of this Section 8 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law.  The Executive therefore also agrees that in the event of said breach or any threat of breach and notwithstanding Section 9 the Company shall be entitled to an immediate injunction and restraining order from a court of competent jurisdiction to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages.  The availability of injunctive relief shall be in addition to any other remedies to which the Company may be entitled at law or in equity.  The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach of this Section 8, including but not limited to the recovery of damages from the Executive.  The Executive hereby further agrees that, if it is ever determined that willful actions by the Executive have constituted wrongdoing that contributed to any material misstatement or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission or material fraud against the Company, then the Company, or its successor, as appropriate, may recover all of any award or payment made to the Executive, less the amount of any net tax owed by the Executive with respect to such award or payment over the tax benefit to the Executive from the repayment or return of the award or payment, pursuant to Sections 5.3 or 5.4, and the Executive agrees to repay and return such awards and amounts to the Company within 30 calendar days of receiving notice from the Company that the Board has made the determination referenced above and accordingly the Company is demanding repayment pursuant to this Section 8.8.  The Company or its successor may, in its sole discretion, affect any such recovery by (i) obtaining repayment directly from the Executive; (ii) setting off the amount owed to it against any amount or award that would otherwise be payable by the Company to the Executive; or (iii) any combination of (i) and (ii) above.

9.

Governing Law; Disputes.

9.1

Governing Law

  This Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of Colorado, without regard to conflicts of law principles.  If under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement.  The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof.  If any court determines that any provision of Section 9 is unenforceable because of the duration or geographic scope of such provision, it is the parties’ intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable and, in its modified form, such provision shall be enforced.

9.2

LIMITATION ON LIABILITIES

  IF EITHER THE EXECUTIVE OR THE COMPANY IS AWARDED ANY DAMAGES AS COMPENSATION FOR ANY BREACH OR ACTION RELATED TO THIS AGREEMENT, A BREACH OF ANY COVENANT CONTAINED IN THIS AGREEMENT (WHETHER EXPRESS OR IMPLIED BY EITHER LAW OR FACT), OR ANY OTHER CAUSE OF ACTION BASED IN WHOLE OR IN PART ON ANY BREACH OF ANY PROVISION OF THIS AGREEMENT, SUCH DAMAGES SHALL BE LIMITED TO CONTRACTUAL DAMAGES AND SHALL EXCLUDE CONSEQUENTIAL DAMAGES AND PUNITIVE DAMAGES.

9.3

WAIVER OF JURY TRIAL

  TO THE EXTENT APPLICABLE, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL FOR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

10.

Miscellaneous.

10.1

Integration

  This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto with respect to the employment of the Executive by the Company, any parent or predecessor company, and the Company’s subsidiaries during the Term.  This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.

10.2

Successors; Transferability

  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise, and whether or not the corporate existence of the Company continues) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise and, in the case of an acquisition of the Company in which the corporate existence of the Company continues, the ultimate parent company following such acquisition.  Subject to the foregoing, the Company may transfer and assign this Agreement and the Company’s rights and obligations hereunder to another entity that is substantially comparable to the Company in its financial strength and ability to perform the Company’s obligations under this Agreement.  Neither this Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by the Executive, except in accordance with the laws of descent and distribution or as specified in Section 10.3.

10.3

Beneficiaries

  The Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits provided hereunder following the Executive’s death.

10.4

Notices

  Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

If to the Company:

International Gold Resources, Inc.
7200 S. Alton Way, Suite B-230

Centennial, CO 80112
Attention:  Tim B. Acton, Chief Operating Officer

With a copy to:

Richard J. Mattera, Esq.

Hogan & Hartson LLP

1200 17th Street, Suite 1500

Denver, CO 80202

If to the Executive:

Robert L. Dumont

If the parties by mutual agreement supply each other with fax numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Agreement.  In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective two days after deposit into the mails by delivery to the U.S. Post Office.

10.5

Reformation

  The invalidity of any portion of this Agreement shall not be deemed to render the remainder of this Agreement invalid.

10.6

Headings

  The headings of this Agreement are for convenience of reference only and do not constitute a part hereof.

10.7

No General Waivers

  The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions.  No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

10.8

Offsets; Withholding

  The amounts required to be paid by the Company to the Executive pursuant to this Agreement shall not be subject to offset other than with respect to any amounts that are owed to the Company by the Executive due to his receipt of funds as a result of his fraudulent activity.  The foregoing and other provisions of this Agreement notwithstanding, all payments to be made to the Executive under this Agreement, including under Sections 4 and 5, or otherwise by the Company, will be subject to withholding to satisfy required withholding taxes and other required deductions.

10.9

Successors and Assigns

  This Agreement shall be binding upon and shall inure to the benefit of the Executive, his heirs, executors, administrators, and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

10.10

Counterparts

  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

10.11

Due Authority and Execution

  The execution, delivery, and performance of this Agreement have been duly authorized by the Company and this Agreement represents the valid, legal, and binding obligation of the Company, enforceable against the Company according to its terms.

10.12

Representations of the Executive

  The Executive represents and warrants to the Company that he has the legal right to enter into this Agreement and to perform all of the obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, which prevents him from entering into this Agreement or performing all of his obligations hereunder.  In the event of a breach of such representation or warranty on the Executive’s part or if there is any other legal impediment which prevents him from entering into this Agreement or performing all of his obligations hereunder, the Company shall have the right to terminate this Agreement forthwith in accordance with the same notice and hearing procedures specified above in respect of a termination by the Company for Cause pursuant to Section 5.1 and shall have no further obligations to the Executive hereunder.  Notwithstanding a termination by the Company under this Section 10.13, the Executive’s obligations under Section 8 shall survive such termination.

11.

Indemnification.

  To the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of the Company, the Executive shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Agreement.  Such indemnification shall be in addition to any rights of indemnification that the Executive may have under applicable law. Notwithstanding the foregoing, you acknowledge that the Company will not indemnify you:  (1) on account of any conduct which is the subject of an action suit or proceeding brought by the Company and approved by the majority of the Board that alleges willful misappropriation of corporate assets by you, disclosure of material confidential information in violation of your fiduciary or contractual obligations to the Company, or any other willful and deliberate breach in bad faith of your duty to the Company or its stockholders; or (2) on account of your conduct which is finally adjudged by a court having jurisdiction in the matter to have been grossly negligent, knowingly fraudulent, or deliberately dishonest, or to constitute willful misconduct.

12.

Certain Definitions.  For purposes of this Agreement:

12.1.

an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, and includes subsidiaries.

12.2.

A “business day” means the period from 9:00 am to 5:00 pm Mountain Standard Time on any weekday that is not a banking holiday in Denver, Colorado.

12.3.

A “person” means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any court, administrative agency or commission or other governmental authority.

12.4.

A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests or no board of directors or other governing body, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

INTERNATIONAL GOLD RESOURCES, INC.

By:  /s/ Robert L. Dumont

Name:

Robert L. Dumont

Title:

President and Chief Executive Officer

EXHIBIT A 1

For and in consideration of the payments and other benefits due to Robert L. Dumont (the “Executive”) pursuant to the Employment Agreement dated as of January 1, 2008 (the “Employment Agreement”), by and between International Gold Resources, Inc. (the “Company”) and the Executive, and for other good and valuable consideration, the Executive hereby agrees, for the Executive, the Executive’s spouse and child or children (if any), the Executive’s heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, to forever release, discharge, and covenant not to sue the Company, or any of its divisions, affiliates, subsidiaries, parents, branches, predecessors, successors, assigns, and, with respect to such entities, their officers, directors, trustees, employees, agents, shareholders, administrators, general or limited partners, representatives, attorneys, insurers, and fiduciaries, past, present, and future (the “Released Parties”) from any and all claims of any kind arising out of, or related to, his employment with the Company, its affiliates, and subsidiaries (collectively, with the Company, the “Affiliated Entities”) or the Executive’s separation from employment with the Affiliated Entities, which the Executive now has or may have against the Released Parties, whether known or unknown to the Executive, by reason of facts which have occurred on or prior to the date that the Executive has signed this Release.  Such released claims include, without limitation, any and all claims relating to the foregoing under federal, state or local laws pertaining to employment, including, without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et. seq., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et seq., the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101 et seq. the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C. Section 1981 et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et seq., the Family and Medical Leave Act of 1992, 29 U.S.C. Section 2601 et seq., and any and all state or local laws regarding employment discrimination and/or federal, state or local laws of any type or description regarding employment, including but not limited to any claims arising from or derivative of the Executive’s employment with the Affiliated Entities, as well as any and all such claims under state contract or tort law.

The Executive has read this Release carefully, acknowledges that the Executive has been given at least twenty-one (21) days to consider all of its terms and has been advised to consult with any attorney and any other advisors of the Executive’s choice prior to executing this Release, and the Executive fully understands that by signing below the Executive is voluntarily giving up any right which the Executive may have to sue or bring any other claims against the Released Parties, including any rights and claims under the Age Discrimination in Employment Act.  The Executive also understands that the Executive has a period of seven (7) days after signing this Release within which to revoke his agreement, and that neither the Company nor any other person is obligated to make any payments or provide any other benefits to the Executive pursuant to the Agreement until eight (8) days have passed since the Executive’s signing of this Release without the Executive’s signature having been revoked other than any accrued obligations payable pursuant to the terms of the Company’s normal payroll practices.  Finally, the Executive has not been forced or pressured in any manner whatsoever to sign this Release, and the Executive agrees to all of its terms voluntarily.

Notwithstanding anything else herein to the contrary, this Release shall not affect:  (i) the Company’s obligations under any compensation plan or arrangement (including, without limitation, obligations to the Executive under the Employment Agreement, or any warrant, stock option, or stock award) where the Executive’s compensation is intended to continue, or the Executive is to be provided with compensation, in accordance with the express written terms of such plan or arrangement beyond the date of the Executive’s termination; (ii) rights to indemnification the Executive may have under the Employment Agreement or a separate agreement entered into with the Company; or (iii) rights that the Executive may have as a shareholder.

This Release is final and binding and may not be changed or modified except in a writing signed by both parties.  Section 9 of the Employment Agreement shall apply to this Release.

_________________________

”Robert L. Dumont”

Date

 Robert L. Dumont

_________________________

_________________________

Date

INTERNATIONAL GOLD RESOURCES, INC.

Footnotes

1

This release may be amended by the Company to reflect new laws and changes in applicable laws.